                                                                    Exhibit 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




U.S. Home & Garden Inc.
San Francisco, California

We hereby consent to the use in the Proxy Statement/Prospectus constituting a part of this Registration Statement Form S-4 of our report dated August 23, 2002, except for Note 11, which is as of October 11, 2002, relating to the consolidated financial statements and schedules of U.S. Home & Garden Inc., which is contained in that Proxy Statement/Prospectus.

We also consent to the reference to us under the caption "Experts" in the Proxy Statement/Prospectus.




/s/ BDO Seidman, LLP
--------------------------
BDO Seidman, LLP
Kalamazoo, MI

December 27, 2002